UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2010

DIALOGIC INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33391	94-3409691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

926 Rock Avenue, Suite 20 San Jose, California		95131
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 750-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant

(a) Dismissal of Independent Accountant

As previously disclosed, on October 1, 2010 Dialogic Inc. (formerly known as Veraz Networks, Inc. (the “Company”) completed its business combination with Dialogic Corporation, a British Columbia corporation (“Dialogic”), in accordance with the terms of an Acquisition Agreement (“Acquisition Agreement”), dated as of May 12, 2010, by and between Dialogic and the Company. Pursuant to the terms of the Acquisition Agreement, the Company acquired all of Dialogic’s outstanding common and preferred shares in exchange for shares of the Company’s common stock (the “Arrangement”). The Arrangement was carried out in accordance with a Plan of Arrangement pursuant to the British Columbia Business Corporations Act as set forth in the Acquisition Agreement.

Unless the context otherwise requires, all references herein to the “Company” refer to Dialogic Inc. and its wholly owned subsidiaries following the consummation of the Arrangement, all references to “Dialogic” refer to Dialogic Corporation and all references to “Veraz” refer to Veraz Networks, Inc. prior to the consummation of the Arrangement.

The Arrangement will be accounted for under the reverse acquisition method of accounting whereby Dialogic will be considered the accounting acquirer in accordance with U.S. generally accepted accounting principles (“GAAP”) for accounting and financial reporting purposes. As such, upon consummation of the Arrangement, the assets and liabilities of Veraz will be remeasured at fair value under purchase accounting and the assets and liabilities of Dialogic will be carried over at the historical cost.

Further, Dialogic’s registered independent public accounting firm KPMG LLP, located in Canada (“KPMG Canada”), became the Company’s registered independent accounting firm upon consummation of the Arrangement.

On November 9, 2010, the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company determined that it wished to dismiss KPMG Canada as the Company’s registered independent public accounting firm. The audit report of KPMG Canada on the financial statements of Dialogic as of and for each of the two fiscal years ended December 31, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During Dialogic’s fiscal years ended December 31, 2009 and 2008, and in Dialogic’s subsequent interim period from January 1, 2010 through November 9, 2010, the date of the dismissal of KPMG Canada (i) there were no disagreements with KPMG Canada on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG Canada’s satisfaction, would have caused KPMG Canada to make reference to the subject matter of the disagreement in connection with its report, and (ii) except as otherwise specified herein, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

Dialogic’s management and KPMG Canada identified material weaknesses and significant deficiencies in Dialogic’s internal control over financial reporting (“Internal Controls”) for the year ended December 31, 2009. Disclosure controls are procedures designed to ensure that information required to be disclosed in reports filed under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the U.S. Securities and Exchange Commission’s (“SEC”) rules and forms. Disclosure controls are also designed to ensure that the information is accumulated and communicated to Dialogic’s management, including the CEO and CFO, as appropriate to allow timely decisions regarding required disclosure. Internal Controls are procedures which are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes those policies and procedures that: (1) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of Dialogic’s assets; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures are being made only in accordance with authorizations of Dialogic’s management and directors; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Dialogic’s assets that could have a material effect on its financial statements.

Dialogic had been a private company with limited accounting personnel and other resources for designing and implementing Internal Controls. In connection with the audit of Dialogic’s financial statements for the year ended December 31, 2009, Dialogic’s management and KPMG Canada identified a “material weakness”, as defined under the SEC rules and regulations. The following material weakness was identified, which results from the accumulation of certain significant deficiencies identified during the audit: ineffective processes and controls over the accounting for and reporting of transactions in the sales and inventory processes. Specifically, it was noted that there was a lack of sufficient accounting and finance personnel to perform in-depth analysis and review of accounting matters within the timeframes set by Dialogic’s management for finalizing its financial statements. This deficiency resulted in certain adjustments to the amounts or disclosures of the following items: revenues and deferred revenue, inventories, warranty provisions, net income and accumulated deficit. In addition, the following “significant deficiencies” were identified: a lack of methodology for determining sales returns other than stock rotation; inadequate methodology for determining warranty provision; cut-off errors in timing of revenue recognition; and incomplete methodology for determining inventory obsolescence.

The Company provided KPMG Canada with a copy of this report and requested that KPMG Canada provide a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the foregoing statements. A copy of this letter from KPMG Canada, dated November 12, 2010, is attached hereto as Exhibit 16.1.

(b) Engagement of New Independent Accountant

On November 9, 2010, the Audit Committee decided to engage KPMG US as the Company’s independent registered public accounting firm as of that date. KPMG US had been the independent registered public accounting firm for Veraz prior to the consummation of the Arrangement. During Veraz’s fiscal years ended December 31, 2009 and 2008, and in Veraz’s subsequent interim period from January 1, 2010 through November 9, 2010 (i) there were no disagreements with KPMG US on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG US’s satisfaction, would have caused KPMG US to make reference to the subject matter of the disagreement in connection with its report, and (ii) there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

16.1	Letter to U.S. Securities and Exchange Commission from KPMG Canada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIALOGIC INC.

Dated: November 12, 2010	By:	/S/ ERIC C. SCHLEZINGER
Eric C. Schlezinger
Secretary

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter to the U.S. Securities and Exchange Commission from KPMG Canada.